CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum consultants, we hereby consent to the references to our firm, in the context in which they appear, and to the references to and the inclusion of our oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2020, in the Annual Report on Form 10-K of Brigham Minerals, Inc. for the year ended December 31, 2020. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2020 into the Registration Statements on Form S-8 (Nos. 333-230991) and Form S-3 (No. 333-238579) of Brigham Minerals, Inc., including any amendments thereto.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas
February 22, 2021